Exhibit 99.1
Press Release

Applied Micro Circuits Corporation Reports Fourth Quarter Fiscal 2015 Financial Results

SUNNYVALE, Calif., April 28, 2015 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for the fourth quarter and full year ended March 31, 2015.

Fiscal Q4 2015 Financial Information

•	Consolidated net revenue of $37.0 million

•	GAAP net loss of $15.1 million or $0.19 per share

•	Non-GAAP net loss of $5.8 million or $0.07 per share

•	Total cash, cash equivalents and short-term investments of approximately $75.4 million as of March 31,2015

Commenting on AppliedMicro’s fourth quarter and fiscal 2015 full year operations, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “We concluded fiscal 2015 on a high note, having achieved a number of significant milestones, including fourth quarter financial results above the mid-point of our guidance range; stability in our base business; increased momentum with our HeliX® family of embedded processors; and the realization of our goal to ship 10,000 X-Gene® units.”

“As we look ahead to fiscal 2016, we see our base business on solid footing and are excited about design win traction with both our HeliX and X-Weave® product lines. Moreover, we are pleased with the growing end-customer adoption of our X-Gene product family as validated by our expanding pipeline of new design wins,” concluded Dr. Gopi.

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss fourth quarter and full year fiscal 2015 results and business and financial outlook today, April 28, 2015, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:	(855) 777-0852
(617) 485-4854

PASSCODE:	21955585

WEBCAST:	Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting around 6:00 p.m. Pacific Time / 9:00 p.m. Eastern Time and can be accessed by dialing 855-859-2056 or 404-537-3406 and using the access code 21955585. The replay will be available through May 5, 2015.

About AppliedMicro

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.

(C) Copyright 2015, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, HeliX, Server on a Chip, Cloud Processor and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; product cycles; new product development, commercialization and customer acceptance; the development of the X-Gene™ ecosystem; the anticipated performance of the Company’s base business included the expected duration of weakness in service provider order patterns; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company's major customers, reductions, rescheduling or cancellation of orders by the Company's customers, successful management of key service providers and recently acquired businesses, market acceptance of new products, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2014, its Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Suzanne Schmidt
Phone: (415) 217-4962
E-Mail: suzanne@blueshirtgroup.com

Media Contact:
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	March 31, 2015	March 31, 2014
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$75,358	$106,583
Accounts receivable, net	12,407	25,178
Inventories, net	23,514	18,946
Other current assets	16,840	16,799
Total current assets	128,119	167,506
Property and equipment, net	16,749	20,746
Goodwill	11,425	11,425
Purchased intangibles, net	—	105
Other assets	2,570	7,754
Total assets	$158,863	$207,536
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,896	$26,194
Other current liabilities	17,571	28,961
Total current liabilities	31,467	55,155
Non-current liabilities	4,291	3,145
Stockholders' equity	123,105	149,236
Total liabilities and stockholders' equity	$158,863	$207,536

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Three Months Ended			Years Ended
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
Net revenues	$37,048	$36,747	$51,771	$165,011	$216,150
Cost of revenues	16,482	14,842	19,806	69,297	85,189
Gross profit	20,566	21,905	31,965	95,714	130,961
Operating expenses:
Research and development	24,583	24,721	25,653	107,220	146,579
Selling, general and administrative	7,959	8,707	9,325	33,643	38,927
Amortization of purchased intangible assets	—	—	62	104	316
Restructuring	4,098	221	4	5,421	1,134
Gain on sale of building	—	—	(25,815)	—	(25,815)
Gain on sale of T-Pack	—	—	—	—	(19,699)
Total operating expenses	36,640	33,649	9,229	146,388	141,442
Operating (loss) income	(16,074)	(11,744)	22,736	(50,674)	(10,481)
Interest and other income (expense), net	1,029	475	418	(292)	5,406
(Loss) income before income taxes	(15,045)	(11,269)	23,154	(50,966)	(5,075)
Income tax expense	99	862	38	1,092	619
Net (loss) income	$(15,144)	$(12,131)	$23,116	$(52,058)	(5,694)
Basic net (loss) income per share:	$(0.19)	$(0.15)	$0.31	$(0.66)	$(0.08)
Shares used in calculating basic net (loss) income per share	80,667	78,920	75,629	78,814	72,897
Diluted net (loss) income per share:	$(0.19)	$(0.15)	$0.30	$(0.66)	$(0.08)
Shares used in calculating diluted net (loss) income per share	80,667	78,920	77,193	78,814	72,897

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME
(in thousands, except per share data)
(unaudited)
	Three Months Ended			Years Ended
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
GAAP net (loss) income	$(15,144)	$(12,131)	$23,116	$(52,058)	$(5,694)
Adjustments:
Stock-based compensation expense	4,002	4,857	3,591	18,305	17,021
Amortization of purchased intangible assets	—	—	62	104	482
Veloce acquisition consideration	2,090	—	—	9,230	42,684
Restructuring	4,098	221	4	5,421	1,134
Impairment of strategic investments	500	—	—	3,000	—
Gain on sale of building	—	—	(25,815)	—	(25,815)
Gain on sale of TPack	—	—	—	—	(19,699)
Reversals of impairment charges upon sales of marketable securities	(1,176)	(129)	(16)	(1,334)	(3,992)
Income tax effect of non-GAAP adjustments	(151)	62	(212)	(458)	(368)
Total GAAP to Non-GAAP adjustments	9,363	5,011	(22,386)	34,268	11,447
Non-GAAP net (loss) income	$(5,781)	$(7,120)	$730	$(17,790)	$5,753
Diluted non-GAAP (loss) income per share	$(0.07)	$(0.09)	$0.01	$(0.23)	$0.08
Shares used in calculating diluted non-GAAP (loss) income per share	80,667	78,920	77,193	78,814	74,371
Diluted net (loss) income per share:
GAAP diluted (loss) income per share	$(0.19)	$(0.15)	$0.30	$(0.66)	$(0.08)
GAAP to non-GAAP adjustments	0.12	0.06	(0.29)	0.43	0.16
Non-GAAP diluted net (loss) income per share	$(0.07)	$(0.09)	$0.01	$(0.23)	$0.08
Reconciliation of shares used in calculating non-GAAP (loss) income per share:
Shares used in calculating the basic (loss) income per share	80,667	78,920	75,629	78,814	72,897
Adjustment for dilutive securities	—	—	1,564	—	1,474
Shares used in calculating diluted non-GAAP (loss) income per share	80,667	78,920	77,193	78,814	74,371

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items on the condensed consolidated statements of operations from the GAAP basis to the non-GAAP basis:
	Three Months Ended			Years Ended
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
GROSS PROFIT:
GAAP gross profit	$20,566	$21,905	$31,965	$95,714	$130,961
Amortization of purchased intangible assets	—	—	—	—	166
Stock-based compensation expense	69	71	102	289	445
Non-GAAP gross profit	$20,635	$21,976	$32,067	$96,003	$131,572
OPERATING EXPENSES:
GAAP operating expenses	$36,640	$33,649	$9,229	$146,388	$141,442
Stock-based compensation expense	(3,933)	(4,786)	(3,489)	(18,016)	(16,576)
Amortization of purchased intangible assets	—	—	(62)	(104)	(316)
Veloce acquisition consideration	(2,090)	—	—	(9,230)	(42,684)
Gain on sale of building	—	—	25,815	—	25,815
Gain on sale of TPack	—	—	—	—	19,699
Restructuring	(4,098)	(221)	(4)	(5,421)	(1,134)
Non-GAAP operating expenses	$26,519	$28,642	$31,489	$113,617	$126,246
INTEREST AND OTHER INCOME, NET
GAAP interest and other income (expense), net	$1,029	$475	$418	$(292)	$5,406
Impairment of strategic investments	500	—	—	3,000	—
Reversals of impairment charges upon sales of marketable securities	(1,176)	(129)	(16)	(1,334)	(3,992)
Non-GAAP interest and other income, net	$353	$346	$402	$1,374	$1,414
INCOME TAX EXPENSE:
GAAP income tax expense	$99	$862	$38	$1,092	$619
Income tax adjustment	151	(62)	212	458	368
Non-GAAP income tax expense	$250	$800	$250	$1,550	$987
RESEARCH AND DEVELOPMENT :
GAAP research and development	$24,584	$24,711	$25,653	$107,220	$146,579
Stock-based compensation expense	(2,619)	(2,992)	(1,503)	(11,658)	(6,390)
Veloce acquisition consideration	(2,090)	—	—	(9,230)	(42,684)
Non-GAAP research and development	$19,875	$21,719	$24,150	$86,332	$97,505
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$7,959	$8,707	$9,325	$33,643	$38,927
Stock-based compensation expense	(1,314)	(1,794)	(1,986)	(6,358)	(10,186)
Non-GAAP selling, general and administrative	$6,645	$6,913	$7,339	$27,285	$28,741

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended			Years Ended
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
Operating activities:
Net (loss) income	$(15,144)	$(12,131)	$23,116	$(52,058)	$(5,694)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	1,957	2,223	2,545	8,555	10,273
Amortization of purchased intangible assets	—	—	62	104	482
Stock-based compensation expense	4,002	4,857	3,591	18,305	17,021
Veloce acquisition consideration	2,090	—	—	9,230	42,684
Tax effect on other comprehensive loss	160	50	(40)	126	(40)
Non-cash restructuring charges	2,601	14	—	2,615	298
Gain on sale of TPack	—	—	—	—	(19,699)
Gain on sale of building	—	—	(25,815)	—	(25,815)
Impairment of strategic investments	500	—	—	3,000	—
Gain on short-term investments and other, net	(1,216)	(123)	$(120)	$(1,317)	$(3,383)
Changes in operating assets and liabilities:
Accounts receivable	6,840	(1,366)	3,622	12,771	(837)
Inventories, net	698	(6,605)	(8,464)	(4,573)	(6,049)
Assets held for sale	—	—	—	—	(14,260)
Other assets	(705)	(1,336)	1,017	(1,440)	17,492
Accounts payable	(6,193)	8,375	10,201	(9,911)	5,778
Accrued payroll and other accrued liabilities	(2,200)	1,662	(1,281)	(3,127)	(671)
Veloce accrued liability	(169)	(1,482)	(18,225)	(9,150)	(63,657)
Deferred revenue	36	(22)	(321)	(152)	(770)
Net cash used for operating activities	(6,743)	(5,884)	(10,112)	(27,022)	(46,847)
Investing activities:
Proceeds from sales and maturities of short-term investments	11,142	3,278	17,926	16,340	47,810
Purchases of short-term investments	(17,165)	(653)	(1,840)	(19,887)	(18,081)
Proceeds from sale of TPack, net	—	—	—	3,353	29,498
Proceeds from sale of property and equipment	—	—	50	1	70
Proceeds from sale of building	—	—	40,176	—	40,176
Purchases of property and equipment	(2,481)	(271)	(336)	(9,772)	(5,952)
Proceeds from sale of strategic equity investment	—	—	—	—	1,286
Net cash (used for) provided by investing activities	(8,504)	2,354	55,976	(9,965)	94,807
Financing activities:
Proceeds from issuances of common stock	1,964	27	3,037	3,854	11,619
Funding of restricted stock units withheld for taxes	(302)	(363)	(1,032)	(1,911)	(6,550)
Other	—	—	40	—	(555)
Net cash provided by (used for) financing activities	1,662	(336)	2,045	1,943	4,514
Net (decrease) increase in cash and cash equivalents	(13,585)	(3,866)	47,909	(35,044)	52,474
Cash and cash equivalents at the beginning of the period	50,080	53,946	23,630	71,539	19,065
Cash and cash equivalents at the end of the period	$36,495	$50,080	$71,539	$36,495	$71,539

(1)
The statements of cash flows for the three month periods ended December 31, 2014 and March 31, 2014, and also the year ended March 31, 2014 reflect reclassifications of $123, $70 and $3,360 of net realized gains on short-term investments from net cash used for operating activities to net cash provided by investing activities, respectively. As a result, net cash used for operating activities and net cash provided by investing activities for these periods increased by the corresponding amounts.